UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Event: December 18, 1995
                        Date of Report: December 20, 1995


                             PLM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                  1-9670                                     94-3041257
         (Commission file number)                         (I.R.S. Employer
                                                        Identification Number)

One Market
Steuart Street Tower, Suite 900
San Francisco, CA                                             94105-1301
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (415) 974-1399

Item 5.  Other Events

PLM INTERNATIONAL RETIRES $11.5 MILLION OF SUBORDINATED DEBT AND COMMENCES $5 MILLION STOCK REPURCHASE PROGRAM

FOR IMMEDIATE RELEASE

San Francisco,  California,  December 18, 1995 - PLM  International,  Inc. (ASE:
PLM) announced today that it has retired $11.5 million, equivalent to one-half, of its total $23 million, 11.55% coupon, subordinated debt. As a result of this early retirement, the Company will incur prepayment penalties of approximately $1 million which will be reflected in fourth quarter 1995 results. However, the Company will also realize total interest savings of $2.2 million from now until the end of the subordinated debt term in February 1999.

PLM International also announced today that its board of directors has authorized the repurchase of up to $5 million of the Company's common stock and that, pursuant to such authorization, the Company has repurchased 630,700 shares in a private transaction. Additional future repurchases will be made in the open market or through private transactions. The timing and amount of these transactions, to be funded through working capital and existing cash reserves, will depend upon market conditions and corporate requirements. Shares repurchased may be used for corporate purposes, including option plans, or they may be retired. After the above-mentioned repurchase, PLM International has approximately 10.8 million common shares outstanding.

PLM International President and Chief Executive Officer Robert N. Tidball said, "We are very pleased to have arranged for the early retirement of one-half of our total subordinated debt, which gives PLM added flexibility in its corporate borrowings as well as significant interest savings. Further, our stock repurchase program represents an excellent use of Company funds as we continue to believe the shares are undervalued."

PLM International is a diversified equipment leasing and management company providing services to transportation, industrial, and commercial companies. The Company specializes in creating equipment leasing solutions for domestic and international customers. PLM Financial Services, Inc., a wholly-owned subsidiary, is the leading sponsor of equipment leasing programs for investors.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PLM INTERNATIONAL, INC.
                                     (Registrant)


Date:   December 20, 1995       By:  /s/ Stephen Peary
                                     -----------------
                                     Stephen Peary
                                     Senior Vice President, General Counsel
                                     and Corporate Secretary